EXHIBIT 8.1
LIST OF SUBSIDIARIES
The following is a list of Seapeak LLC's subsidiaries as at December 31, 2022:

Name of subsidiary	State or Jurisdiction of Incorporation	Proportion of Ownership Interest
SP Maritime (Canada) Inc.	Canada	100%
Seapeak Maritime Operating LLC	Marshall Islands	100%
Teekay Nakilat Holdings Corporation	Marshall Islands	100%
Teekay Nakilat (III) Holdings Corporation	Marshall Islands	100%
Seapeak Bahrain Operations LLC	Marshall Islands	100%
Seapeak Creole LLC	Marshall Islands	100%
Seapeak Oak LLC	Marshall Islands	100%
Seapeak Vancouver LLC	Marshall Islands	100%
Seapeak Bahrain LLC	Marshall Islands	100%
Bermuda Spirit L.L.C.	Marshall Islands	100%
Seapeak Glasgow LLC	Marshall Islands	100%
Yamal Spirit L.L.C.	Marshall Islands	100%
Murex L.L.C.	Marshall Islands	100%
Macoma L.L.C.	Marshall Islands	100%
Magdala L.L.C.	Marshall Islands	100%
Myrina L.L.C.	Marshall Islands	100%
Megara L.L.C.	Marshall Islands	100%
Seapeak Arctic LLC	Marshall Islands	100%
Seapeak Polar LLC	Marshall Islands	100%
Seapeak Pan LLC	Marshall Islands	100%
Seapeak Cathinka LLC	Marshall Islands	100%
Seapeak Camilla LLC	Marshall Islands	100%
Seapeak Unikum LLC	Marshall Islands	100%
Seapeak Vision LLC	Marshall Islands	100%
Seapeak Napa LLC	Marshall Islands	100%
Seapeak Maritime Holdco LLC	Marshall Islands	100%
Teekay Tangguh Borrower L.L.C.	Marshall Islands	100%
Teekay Tangguh Holdings Corporation	Marshall Islands	100%
Seapeak Maritime Project Services LLC	Marshall Islands	100%
Seapeak Maritime Chartering LLC	Marshall Islands	100%
Seapeak Luxembourg S.à r.l	Luxembourg	100%
Seapeak Maritime Spain, S.L.U.	Spain	100%
Naviera Seapeak Maritime Gas, S.L.U.	Spain	100%
Naviera Seapeak Maritime Gas II, S.L.U.	Spain	100%
Naviera Seapeak Maritime Gas III, S.L.U.	Spain	100%
Naviera Seapeak Maritime Gas IV, S.L.U.	Spain	100%
Seapeak Maritime Limited	Bermuda	100%
Seapeak Maritime (Glasgow) Limited	United Kingdom	100%
SP Business Process Services (Philippines) Inc.	Philippines	100%
Seapeak Maritime (UK) Ltd	United Kingdom	100%
SN Hull No. 2656 LLC	Marshall Islands	100%
SN Hull No. 2657 LLC	Marshall Islands	100%
SN Hull No. 2658 LLC	Marshall Islands	100%
SN Hull No. 2659 LLC	Marshall Islands	100%
SN Hull No. 2660 LLC	Marshall Islands	100%
Greenship Gas Luxembourg S.a r.l	Luxembourg	100%
Greenship Gas Manager Pte. Ltd.	Singapore	100%
Greenship Gas SAS	France	100%
Greenship Gas Trust	Singapore	100%
Evergas A/S	Denmark	100%
Evergas Management A/S	Denmark	100%
Evergas Ship Management Pte. Ltd.	Singapore	100%
Evergas Shipholding 2 A/S	Denmark	100%
Evergas Shipholding 3 A/S	Denmark	100%
Evergas Shipholding 15 A/S	Denmark	100%

Evergas Shipholding 16 A/S	Denmark	100%
Evergas Shipholding 17 A/S	Denmark	100%
Evergas Shipholding 18 A/S	Denmark	100%
Evergas Shipholding 19 A/S	Denmark	100%
Evergas Shipholding 20 A/S	Denmark	100%
Greenship Gas 1 Pte. Ltd	Singapore	100%
Greenship Gas 2 Pte. Ltd	Singapore	100%
Greenship Gas 3 Pte. Ltd	Singapore	100%
Greenship Gas 4 Pte. Ltd	Singapore	100%
Greenship Gas 5 Pte. Ltd	Singapore	100%
Greenship Gas 6 Pte. Ltd	Singapore	100%
JS Intrepid SAS	France	100%
Raphaelle Shipping A/S	Denmark	100%
Raphaelle Shipping 2 A/S	Denmark	100%
Teekay Nakilat Corporation	Marshall Islands	70%
Nakilat Holdco L.L.C.	Marshall Islands	70%
Al Areesh L.L.C.	Marshall Islands	70%
Al Daayen L.L.C.	Marshall Islands	70%
Al Marrouna L.L.C.	Marshall Islands	70%
Teekay BLT Corporation	Marshall Islands	70%
Teekay BLT Finance Corporation	Marshall Islands	70%
Tangguh Hiri Finance Limited	United Kingdom	70%
Tangguh Hiri Operating Limited	United Kingdom	70%
Tangguh Sago Finance Limited	United Kingdom	70%
Tangguh Sago Operating Limited	United Kingdom	70%